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                                                                      EXHIBIT 23

                         [BARRY L. FRIEDMAN LETTERHEAD]

1582 Tulita Drive
Las Vegas, NV  89123                                       OFFICE (702) 361-8414
702-361-8414                                              FAX NO. (702) 896-0278

To Whom It May Concern:                                        September 1, 2000

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of September 1, 2000, on the Financial Statements of Moranzo, Inc., as of August 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant